EXHIBIT 10.25

Bernd Thomas Herrmann

371 Avenue des Papalins

MC -98000 Monaco

Personal Undertaking ("Undertaking")

towards

Integrated Surgical Systems, Inc.

1850 Research Park Drive

Davis, CA 95616

USA

WHEREAS, the undersigned has purchased a warrant to purchase 2.925.000 shares of Common Stock of Integrated Surgical Systems, Inc., Davis, CA, USA ("ISS") on December 14,1999 (the "Warrant"); and

WHEREAS, in view of the fact that the undersigned has declined to participate in the next round of financing in ISS; and

WHEREAS, the undersigned intends to resign from the Board of ISS effective June 10, 2000 and will reduce his personal attention and contributions to ISS to that of a mere financial investor;

NOW, THEREFORE, the undersigned herewith irrevocably makes the following Undertaking:

1. The undersigned herewith irrevocably and unconditionally waives any rights and claims he may have under the Warrant with regard to the purchase of an aggregate of 1.425.000 shares of Common Stock of ISS. The undersigned directs ISS to cancel the Warrant delivered with this Undertaking as to 1.425.000 shares and to reissue to the undersigned until June 30, 2000 at the latest, new warrants ("New Warrants") to purchase the remaining 1.5 million shares as follows:

one warrant to purchase 1 million shares;

four warrants, each to purchase 125.000 shares.

The New Warrants shall have the same terms and conditions as the Warrant except as set forth in para 2. below.

2. The undersigned further irrevocably undertakes to exercise his right to purchase the following amount of shares of Common Stock of ISS under the New Warrants at any time prior to the respective following dates at a purchase price of 1.02656 USD provided, that the quoted 5-day-average NASDAQ stock price for ISS Common Stock is at least 1.03 USD per share of Common Stock prior to exercise of the New Warrants:

By not later than September 5, 2000 - 125.000 shares of Common Stock

By not later than October 5,2000 - an additional 125.000 shares of Common Stock

By not later than November 5, 2000 - an additional 125.000 shares of Common Stock

By not later than December 5, 2000 - an additional 125.000 shares of Common Stock.

Any New Warrants that are to be exercised as above shall automatically expire in case they are not exercised upon the respective above dates.

With regard to the balance of 1.000.000 shares of Common Stock of ISS the terms and conditions of the New Warrants shall fully apply and the undersigned shall not be subject to any further restrictions or obligations except those set forth in the New Warrants.

3. This Undertaking shall be subject to Californian law without regard to its conflict of laws provisions. Exclusive place of jurisdiction shall be Zurich, Switzerland. This Undertaking constitutes the entire Undertaking of the undersigned regarding the subject matter hereof.

Monaco, May l6, 2000

Bernd Thomas Herrmann